Exhibit 5.8

July 18, 2005

MagnaChip Semiconductor Inc.

No. 5 Chuo Bldg. 6F

2-1-2, Uchikanda

Chiyoda-ku, Tokyo

Japan

ISRON Corporation

Shin-Osaka MT Bldg. 2

3-5-36, Miyahara

Yodogawa-ku, Osaka

Japan

Dechert LLP

30 Rockefeller Plaza

New York, New York 10112

U.S.A.

Re:    Form S-4 Registration Statement (Reg. 333-126019)

Ladies and Gentlemen:

We have acted as special Japanese counsel to MagnaChip Semiconductor Inc. (“MagnaChip Japan”) and ISRON Corporation (“ISRON,” and together with MagnaChip Japan, the “Covered Entities”) in connection with the preparation and filing of the Registration Statement on Form S-4 (Registration No. 333-126019) (the “Registration Statement”) originally filed by MagnaChip Semiconductor SA, a société anonyme organized under the laws of Luxembourg, MagnaChip Semiconductor Finance Company, a Delaware corporation (together with MagnaChip Semiconductor SA, the “Issuers”), the Covered Entities and the other registrants (together with the Covered Entities, the “Guarantors”) on June 21, 2005, with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the Trust Indenture Act of 1939, as amended.

Upon the effectiveness of the Registration Statement, the Issuers and the Guarantors propose to offer to exchange (the “Exchange Offer”) up to:

(i) $300,000,000 aggregate principal amount of the Issuers’ new Floating Rate Second Priority Senior Secured Notes due 2011 (the “New Floating Rate Second Lien Notes”) and the

guarantees thereof by the Guarantors (the “New Floating Rate Second Lien Note Guarantees”) registered under the Securities Act, for an equal aggregate principal amount of the Issuers’ outstanding Floating Rate Second Priority Senior Secured Notes due 2011 and the guarantees thereof by the Guarantors;

(ii) $200,000,000 aggregate principal amount of the Issuers’ new 6 7/8% Second Priority Senior Secured Notes due 2011 (together with the New Floating Rate Second Lien Notes, the “New Second Lien Notes”) and the guarantees thereof by the Guarantors (together with the New Floating Rate Second Lien Note Guarantees, the “New Second Lien Note Guarantees”) registered under the Securities Act, for an equal aggregate principal amount of the Issuers’ outstanding 6 7/8% Second Priority Senior Secured Notes due 2011 and the guarantees thereof by the Guarantors; and

(iii) $250,000,000 aggregate principal amount of the Issuers’ new 8% Senior Subordinated Notes due 2014 (the “New Subordinated Notes,” and together with the New Second Lien Notes, the “New Notes”) and the guarantees thereof by the Guarantors (the “New Subordinated Note Guarantees,” and together with the New Second Lien Note Guarantees, the “New Note Guarantees”) registered under the Securities Act, for an equal principal amount of the Issuers’ outstanding 8% Senior Subordinated Notes due 2014 and guarantees thereof by the Guarantors, pursuant to the Registration Rights Agreements by and among the Issuers, the Guarantors named therein, UBS Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc., incorporated by reference as Exhibits 4.4 and 4.7 to the Registration Statement.

The New Second Lien Notes and the New Second Lien Note Guarantees are to be issued pursuant to the terms of the Indenture by and among the Issuers, the Guarantors named therein, The Bank of New York and U.S. Bank National Association, incorporated by reference as Exhibit 4.1 to the Registration Statement (the “Second Lien Indenture”). The New Subordinated Notes and the New Subordinated Note Guarantees are to be issued pursuant to the terms of the Indenture by and among the Issuers, the Guarantors named therein and The Bank of New York, incorporated by reference as Exhibit 4.5 to the Registration Statement (together with the Second Lien Indenture, the “Indentures”).

In rendering this opinion, we have reviewed the following records, agreements, certificates and documents (collectively, the “Documents”):

(i) The Indentures;

(ii) The Registration Statement;

(iii) The form of the New Notes;

(iv) The form of the New Note Guarantees to be entered into by the Covered Entities;

(v) The Director’s Certificate of MagnaChip Japan dated July 18, 2005, and the corporate documents of MagnaChip Japan attached thereto;

(vi) The Director’s Certificate of ISRON dated July 18, 2005, and the corporate documents of ISRON attached thereto; and

(vii) Documents pertaining to the incorporation of the Covered Entities.

Other than the Documents, no other records, agreements, certificates, instruments or other documents were reviewed by us in rendering the opinions set forth herein, and we have made no investigations or inquiries except in relation to such questions of Japanese law as we deemed relevant. In addition, for purposes of the opinions expressed below, we have assumed, without any independent investigation, inquiry or verification, the following:

A. The genuineness of all signatures and seals, and the authenticity of all of the Documents submitted to us as originals and the conformity with originals of all Documents produced to us as copies.

B. The accuracy and completeness of the Documents submitted to us, and the accuracy and completeness of all information contained in the Documents.

C. The legal capacity and authority of all individuals entering and maintaining records, or executing agreements, certificates, instruments or other documents.

D. That the Indentures have been duly authorized, executed and delivered by each of the parties thereto other than the Covered Entities, and constitute the legal, valid and binding obligation of each such party other than the Covered Entities.

Based upon and subject to the foregoing and the further assumptions, qualifications and limitations set forth below, and as a result of our consideration of such questions of Japanese law as we deemed relevant, we are of the opinion, as of the date hereof, that:

1. Each of the Covered Entities is a corporation (kabushiki kaisha) duly organized and validly existing under the laws of Japan.

2. Each of the Covered Entities has all requisite power and authority to execute, deliver and perform its obligations under the New Note Guarantees to the extent it is a party thereto.

3. The execution, delivery and performance of the New Note Guarantees have been duly authorized by each of the Covered Entities to the extent it is a party thereto.

Our opinion is subject to the following further express qualifications:

(a) Our opinion is limited to the laws of Japan, and we express no opinion whatsoever as to the applicability or effect of the laws of any other jurisdiction.

(b) This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. Without in any way limiting the generality of the foregoing, we express no opinion:

(i) as to the validity or enforceability of any of the Documents;

(ii) to the extent that the Exchange Offer, and the issuance of the New Notes and the New Note Guarantees pursuant thereto, are effected in a manner which would implicate the securities laws of Japan; and

(iii) to the extent that terms used in the Documents and concepts expressed therein do not have an equivalent in the Japanese language or under Japanese legal principles.

(c) The opinions expressed herein are based upon the laws of Japan in effect on the date hereof and the facts in existence as of the date hereof and the express terms of the Documents, and we assume no obligation to revise or supplement this opinion should (i) such laws be changed by legislative action, judicial decision, or otherwise, (ii) such facts be changed or should there be an occurrence or non-occurrence of any event after the date hereof, or (iii) there be a modification of or deviation from the currently expressed terms of the Documents.

(d) In this opinion, Japanese legal concepts are expressed in English terms and not in their original Japanese terms. The concepts concerned may not be identical to the concept described by the equivalent English terms as they exist under the laws of other jurisdictions. We do not render any opinion as to how judges qualified in a foreign jurisdiction would interpret Japanese legal concepts or expressions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein under the caption “Legal Matters.” In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. Other than in connection with the Registration Statement, this opinion is not to be otherwise made available to or relied upon by any person other than the addressees, nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent (which consent may be withheld in our sole and absolute discretion), except as may be required by law or regulatory authority. Furthermore, the opinions stated herein should not be relied upon, without our prior written consent, in connection with any subsequent modification of the Documents. We disclaim any responsibility to advise you of changed facts, laws or circumstances which hereafter may be brought to our attention.

Respectfully submitted,

/s/ Squire Sanders
Gaikokuho Kyodo Jigyo Horitsu Jimusho

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